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                                                                    EXHIBIT 10.3

                                 TBC CORPORATION

                           GRANT OF RESTRICTED SHARES

         TBC CORPORATION, a Delaware corporation (the "Company"), hereby grants to LAWRENCE C. DAY (the "Employee"), effective March 29, 2005 (the "Date of Grant"), under and pursuant to the Company's 1989 Stock Incentive Plan (the "Plan"), as a matter of separate inducement and agreement in connection with the Employee's employment by the Company, and not in lieu of any other compensation for the Employee's services, the following:

         15,000 Restricted Shares of Common Stock of the Company, as defined in
         Section 2(o) of the Plan.

         Unless otherwise indicated, all capitalized terms used herein shall have the meanings attributed to them in the Plan, which is incorporated herein by reference.

         The Restricted Shares granted hereby shall be subject to all the terms and conditions of the Plan including, but not limited to, the following:

         (i) the Restricted Shares shall not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period;

         (ii) the Restricted Period shall commence on the Date of Grant and end
         (A) as to one-fifth of the Restricted Shares, on the first anniversary of the Date of Grant if, during the calendar year preceding such anniversary of the Date of Grant, the Company's Common Stock outperforms the Russell 2000(R) Index; and (B) as to an additional one-fifth of the Restricted Shares, on the second anniversary of the Date of Grant and on each succeeding anniversary of the Date of Grant until the Restricted Period has expired as to all the Restricted Shares, if during the calendar year preceding such anniversary of the Date of Grant, the Company's Common Stock outperforms the Russell 2000(R) Index. If not earlier expired, the Restricted Period for the balance of any Restricted Shares shall end on March 29, 2013;

         (iii) the Employee shall not be entitled to receive delivery of a certificate or certificates for the Restricted Shares until the expiration of the Restricted Period;

         (iv) except as otherwise provided in the Plan, all of the Restricted Shares shall be forfeited and all rights of the Employee to such Restricted Shares shall terminate



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         without further obligation on the part of the Company if the Employee ceases to be employed by the Company prior to the end of the Restricted Period.

         (v) the Employee shall have the entire beneficial ownership interest in, and all rights and privileges of a stockholder as to, the Restricted Shares, including the right to receive dividends and the right to vote the Restricted Shares.

         IN WITNESS WHEREOF, the Company has caused this instrument to be executed as of the 29th day of March, 2005.

                                                    TBC CORPORATION

                                                    By /s/ MARVIN E. BRUCE
                                                       -------------------
                                                       Marvin E. Bruce,
                                                       Chairman of the Board

I hereby acknowledge receipt of a copy
of the Plan and agree to the terms and
conditions under which the foregoing
Restricted Shares are granted as set forth above or in the Plan.



/s/ LAWRENCE C. DAY
------------------------------------
Lawrence C. Day

March 29, 2005